Exhibit 10.4

EXECUTION VERSION

MASTER SERVICES AGREEMENT

(FACTORY SETUP · ENGINEERING DISPATCH · TRAINING)

by and between

SDR DRONE INC.

(formerly Hallmark Venture Group, Inc.)

and

SUNDORI DRONE CO., LTD.

Framework Agreement — Engagement-Specific Fees per Statement of Work

Dated as of June 9, 2026

This MASTER SERVICES AGREEMENT (this “Agreement”) is made and entered into as of June 9, 2026 (the “Effective Date”), by and between:

(a) SDR Drone Inc. (formerly known as Hallmark Venture Group, Inc.), a corporation duly organized and existing under the laws of the State of Florida, United States of America, with its principal office at 1800 N Town Center Drive, Suite 100, Las Vegas, Nevada 89144 (the “Customer” or “SDR USA”); and

(b) Sundori Drone Co., Ltd., a corporation duly organized and existing under the laws of the Republic of Korea, with its registered office at 947 Hanam-daero, Hanam-si, Gyeonggido, Republic of Korea (the “Service Provider” or “SDR Korea”).

Customer and Service Provider are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, simultaneously herewith, Service Provider has assigned, or has agreed to assign (subject to applicable Transfer Restrictions and the Fallback License mechanism), the Subject IP to Customer pursuant to the Patent Assignment and Technology Transfer Agreement of even date herewith (the “IP Transfer Agreement”);

WHEREAS, Service Provider has unique expertise, personnel, and proprietary know-how relating to the Subject IP, and Customer wishes to engage Service Provider on an arm’s-length, fee-for-service basis to provide engineering, factory-setup, training, and ongoing technical support services for the global commercialization of the Subject IP, including the establishment of foreign joint-venture manufacturing facilities in the Licensed Territories;

WHEREAS, the Parties intend that the services provided hereunder be documented, performed, and paid for separately from the consideration for the IP assignment under the IP Transfer Agreement, in order to comply with Korean Corporate Income Tax Act §52 (Denial of Wrongful Calculation), the Korean International Tax Adjustment Act (transfer pricing), and U.S. Internal Revenue Code §482 (transfer pricing);

WHEREAS, the Parties intend that this Agreement operate as a master framework agreement, under which the specific service fees, hourly or daily rates, scope, deliverables, timelines, and payment milestones applicable to any particular engagement shall be separately negotiated and agreed in good faith on a JV-by-JV (or engagement-by-engagement) basis through individual Statements of Work, taking into account the specific country, regulatory environment, joint-venture partner contributions, project scope, and the then-prevailing market rates for comparable engineering and consulting services, and supported by contemporaneous Korean and U.S. transfer-pricing documentation prepared by an independent accounting firm;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

SCOPE OF SERVICES

1.1 Service Categories. During the Term, and upon the issuance of Statements of Work pursuant to Section 1.5, Service Provider shall provide to Customer (or, at Customer’s direction, to any of its designated affiliates or joint ventures) the categories of services described in subsections (a) through (f) below (collectively, the “Services”). The specific scope, deliverables, and personnel allocated to any engagement shall be set forth in the relevant Statement of Work.

(a) Foreign Factory Setup Services. Site selection support and feasibility studies; manufacturing process know-how transfer (including surface-mount technology line setup, flight-controller board test and burn-in, composite lay-up and cure scheduling, tether-winch assembly process, and Markforged / Stratasys composite three-dimensional print parameter sets); bill-of-materials and supplier qualification methodology transfer (Chinafree, NDAA §848 / Blue UAS compliant); test fixtures, environmental chambers, IP54/IP55 verification, and temperature-cycling protocols; first-article inspection and acceptance test procedures; and ISO 9001 / 14001 implementation playbook deployment.

(b) Engineer Dispatch Package. On a per-engagement basis, dispatch of one or more Service Provider engineers to Customer or joint-venture sites for production-line setup, training, first-article qualification, sustained engineering support, and surge support for major customer engagements or production scale-up. The number of engineers, duration of dispatch, and specific deliverables for any engagement shall be set forth in the applicable Statement of Work, with all travel, lodging, and per-diem costs reimbursed by Customer and engineer time billed at the arm’s-length rates determined for that engagement.

(c) Training Programs. Foundational training of Customer or joint-venture personnel at Service Provider’s Hanam facility (Phase A); on-site practical training at the joint-venture facility (Phase B); and recurring annual refresher and new-product training (Phase C). Training coverage includes operations, maintenance, repair, software, MFS Swarm Operating System, FANET mesh networking, mission planning, and regulatory compliance.

(d) Documentation Package. Operating manuals (English and local language), maintenance and repair guides, parts catalogs, software user guides, test and acceptance procedures, and ISO-aligned quality manuals.

(e) Per-Jurisdiction Specific Adaptations. Country- and joint-venture-specific adaptations as itemized in any applicable Statement of Work, including without limitation heat / desert qualification, cold-weather qualification, maritime / mountainous-terrain qualification, regional language-localization, regional regulatory and procurement certification, and integration with regional defense procurement frameworks.

(f) Regulatory and Certification Support. Korean wind / dust / water resistance certification methodology; pilot training equipment certification; NDAA §848 / Blue UAS / FedRAMP / NATO STANAG 4586/4703 compliance documentation; and similar regulatory and certification support as the Parties may agree from time to time.

1.2 Excluded Services. The Services do not include (a) the actual manufacturing of products (which is performed by joint ventures or by Service Provider in Korea under separate purchase orders); (b) any service that requires personnel to act outside the scope of their professional capacity; or (c) any service that would, in the reasonable opinion of either Party, violate applicable law or export-control regulations.

1.3 Standard of Performance. Service Provider shall perform the Services with the same degree of care, skill, and diligence as exercised by a leading Korean drone-engineering firm. Service Provider shall ensure that all dispatched engineers are appropriately qualified and trained, and shall be responsible for the conduct of its personnel.

1.4 Independent Contractor. Service Provider is an independent contractor. Nothing in this Agreement shall create an employment, partnership, joint venture, or agency relationship between the Parties. Service Provider shall be solely responsible for the employment terms, taxes, and statutory benefits of its personnel.

1.5 Statements of Work. The detailed scope of any specific engagement (including, by way of example, the setup of a particular foreign joint-venture factory or the conduct of a particular training program) shall be documented in a written Statement of Work signed by both Parties, referencing this Agreement and specifying: (a) deliverables; (b) timeline; (c) acceptance criteria;

(d) personnel and rates; (e) payment milestones; and (f) any specific terms supplementing this Agreement. Statements of Work may be executed by Customer or, at Customer’s direction, by any of its affiliates, with Customer guaranteeing the performance and payment of any such affiliate.

ARTICLE 2

FEES AND PAYMENT

2.1 Arm’s-Length Rates Determined Per Statement of Work. This Agreement establishes the master framework for the engagement of Service Provider by Customer. The specific service fees, hourly or daily rates, scope, deliverables, timelines, milestones, and payment terms applicable to any particular engagement shall be separately negotiated and agreed in good faith by the Parties on a JV-by-JV (or engagement-by-engagement) basis through individual Statements of Work executed pursuant to Section 1.5. No fees, rates, or budgets are fixed by this Agreement itself. All fees and rates set forth in any Statement of Work shall be determined on an arm’s-length basis with reference to (i) the then-prevailing market rates for comparable engineering and consulting services in the Korean defense and aerospace technical services market, (ii) the country-specific cost environment, regulatory burden, and joint-venture partner contribution profile for the engagement in question, and (iii) such other commercial factors as the Parties may reasonably consider, in each case supported by contemporaneous transfer-pricing documentation maintained as required by Section 7.3.

2.2 Schedule A — Rate Methodology Template. To support consistent transfer-pricing documentation and Statement-of-Work-level negotiation, the Parties shall maintain Schedule A as a rate methodology template, setting out the categories of personnel, the bases on which rates are computed (hourly, daily, or lump-sum), the methodology for arm’s-length benchmarking, and standard cost-recovery components. Schedule A is intended as a framework reference only and shall not be construed as fixing the rates applicable to any specific engagement; specific rates shall be agreed in the applicable Statement of Work. Schedule A may be reviewed and updated by mutual written agreement of the Parties from time to time.

2.3 Per-Engagement Budgeting. Each joint-venture factory-setup engagement, training program, surge-support deployment, regulatory-certification project, or other service engagement contemplated hereunder shall be the subject of a dedicated Statement of Work specifying the agreed scope and budget for that engagement. The Parties acknowledge that engagement budgets will vary materially across jurisdictions and joint-venture partners — reflecting differences in country-specific labor and travel costs, technical complexity, training intensity, regulatory burden, joint-venture-partner contributions, and timeline — and that no single “standard package” budget is appropriate to all engagements. The good-faith development of each engagement budget shall be informed by the methodology in Schedule A and supported by transfer-pricing documentation.

2.4 Reimbursable Expenses. In addition to the rates determined in each Statement of Work, Customer shall reimburse Service Provider for reasonable and documented out-of-pocket expenses (including travel, lodging, per diem, visa, and in-country logistics) incurred in connection with the Services, in accordance with the expense policy attached as Schedule C. Reimbursement claims shall be submitted with original receipts within thirty (30) days of incurrence.

2.5 Invoicing and Payment. Service Provider shall invoice monthly, in U.S. dollars, with line items by Statement of Work, personnel, hours, and reimbursable expenses, accompanied by supporting time sheets. Payment shall be due net thirty (30) days from receipt of a correct invoice. Late payments shall accrue interest at the lesser of (i) one percent (1%) per month or (ii) the maximum rate permitted by applicable law. Customer shall pay all applicable taxes other than taxes on Service Provider’s income; any Korean withholding tax on cross-border service fees shall be handled in accordance with the Korea–United States Income Tax Convention and applicable Korean tax regulations.

2.6 Payment Milestones (Lump-Sum SOWs). For Statements of Work that adopt a lump-sum fee structure, payment milestones shall be specified in the relevant Statement of Work; by convention and unless otherwise agreed, lump-sum milestones shall be structured as (a) twentyfive percent (25%) upon execution of the Statement of Work (Mobilization); (b) fifty percent (50%) upon achievement of the first-article qualification or equivalent technical milestone; and (c) the remaining twenty-five percent (25%) upon final acceptance of the deliverables.

ARTICLE 3

INTELLECTUAL PROPERTY AND CONFIDENTIALITY

3.1 Ownership of Services-Generated IP. Any intellectual property generated by Service Provider in the course of performing the Services and that constitutes an improvement, modification, derivative work, or new invention with respect to the Subject IP shall be owned by Customer (which holds the Subject IP), subject to the grant-back provisions of the License Back as to the Korea Territory.

3.2 Background IP. Service Provider retains ownership of its background intellectual property (that is, intellectual property existing prior to the Effective Date and not constituting part of the Subject IP) used in providing the Services. To the extent any background intellectual property of Service Provider is necessarily incorporated into the deliverables, Service Provider hereby grants Customer a non-exclusive, royalty-free, worldwide, perpetual license to use such background intellectual property in connection with the deliverables.

3.3 Confidentiality. Each Party shall maintain in confidence all non-public information of the other Party received in connection with this Agreement (the “Confidential Information”), using a degree of care no less than that used to protect its own confidential information of like importance, and at all times at least a reasonable degree of care. Confidential Information shall not be used or disclosed except for the purposes of this Agreement. Standard exceptions apply for information that is or becomes publicly known through no breach of this Agreement, was already known to the receiving Party, is rightfully received from a third party without confidentiality obligation, or is independently developed without use of or reference to the Confidential Information.

3.4 Export Control Compliance. Each Party shall comply with all applicable export-control laws, including (a) the U.S. Export Administration Regulations, (b) the U.S. International Traffic in Arms Regulations, (c) U.S. Office of Foreign Assets Control sanctions, and (d) the Korean Foreign Trade Act strategic-items regulations. The Parties shall conduct, and update from time to time, a technology classification analysis for each Statement of Work, identifying any controlled commodity or technology and the corresponding licensing requirements (including deemedexport rules for foreign nationals).

3.5 Source-Code and Know-How Escrow. Upon Closing under the Change of Control Agreement of even date herewith, the Parties shall deposit into a third-party source-code escrow, on terms protecting confidentiality and value, copies of (a) all source code, firmware, and software used in products embodying the Subject IP; (b) bills of materials, supplier qualification records, and manufacturing process documentation; (c) test fixtures and acceptance procedures; and (d) certification documentation. The escrow is intended to provide Customer with continuity of supply in the event of Service Provider’s inability to perform.

ARTICLE 4

QUALITY, ACCEPTANCE, AND WARRANTIES

4.1 Acceptance Criteria. Each Statement of Work shall specify objective acceptance criteria for the deliverables. Upon notice of completion, Customer shall have thirty (30) days to test and accept (or reject with specific written reasons). Failure to respond within such period shall constitute deemed acceptance.

4.2 Warranty. Service Provider warrants that the Services will be performed in a professional and workmanlike manner consistent with industry standards. For a period of ninety (90) days following acceptance of a given deliverable, Service Provider shall, at no additional charge, correct any defect attributable to its performance, or refund the corresponding portion of the fee, at its option.

4.3 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTY IN SECTION 4.2, SERVICE PROVIDER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

ARTICLE 5

TERM AND TERMINATION

5.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) years, and shall thereafter automatically renew for successive oneyear periods unless terminated by either Party on at least one hundred eighty (180) days’ prior written notice before the end of the then-current term.

5.2 Termination for Cause. Either Party may terminate this Agreement (or any specific Statement of Work) for cause upon material breach by the other Party that is not cured within sixty (60) days of written notice. Service Provider may terminate this Agreement for non-payment that is not cured within thirty (30) days of written notice.

5.3 Effect of Termination. Upon termination: (a) Service Provider shall complete or transition any work-in-progress as instructed by Customer; (b) Service Provider shall return all Customer Confidential Information; (c) Customer shall pay for all Services performed through the effective date of termination; and (d) any provision that by its nature is intended to survive termination shall survive, including provisions relating to confidentiality, intellectual property, indemnification, transfer-pricing cooperation, and dispute resolution.

ARTICLE 6

INDEMNIFICATION AND LIMITATION OF LIABILITY

6.1 Indemnification by Service Provider. Service Provider shall indemnify, defend, and hold harmless Customer and its affiliates from any third-party claim arising from (a) Service Provider’s breach of this Agreement; (b) personal injury, death, or property damage caused by Service Provider’s personnel in the performance of the Services; or (c) any third-party intellectual-property infringement claim arising from Service Provider’s use of its own background intellectual property in the deliverables.

6.2 Indemnification by Customer. Customer shall indemnify, defend, and hold harmless Service Provider and its affiliates from any third-party claim arising from (a) Customer’s breach of this Agreement; (b) Customer’s use of the deliverables beyond the scope of the Services; or (c) any third-party intellectual-property infringement claim arising from Customer-provided specifications, materials, or directions.

6.3 Limitation of Liability. EXCEPT FOR FRAUD, BREACH OF CONFIDENTIALITY, BREACH OF EXPORT-CONTROL OBLIGATIONS, AND INDEMNIFICATION OBLIGATIONS HEREUNDER, NEITHER PARTY’S AGGREGATE LIABILITY SHALL EXCEED THE FEES PAID OR PAYABLE UNDER THE STATEMENT OF WORK GIVING RISE TO THE CLAIM IN THE TWELVE (12) MONTHS PRIOR TO THE CLAIM. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

ARTICLE 7

MISCELLANEOUS

7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict-of-laws principles.

7.2 Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, shall be finally resolved by binding arbitration administered by the Korean Commercial Arbitration Board under the UNCITRAL Arbitration Rules, with seat in Seoul, in English with Korean translation as required, before three arbitrators.

7.3 Transfer-Pricing Cooperation. The Parties acknowledge that this Agreement is part of an integrated cross-border transaction subject to Korean and U.S. transfer-pricing rules. Each Party shall (a) cooperate in the preparation of contemporaneous transfer-pricing documentation for each Statement of Work; (b) maintain consistent positions in tax filings; (c) cooperate in any tax audit, including under any mutual agreement procedure under the Korea–United States Tax Convention; and (d) promptly notify the other Party of any tax-authority inquiry.

7.4 No Recharacterization. The Parties expressly agree that the Services are arm’s-length, fee-for-service services, and that the consideration therefor is solely the cash service fees set forth in the Statements of Work. The Services are not consideration (in whole or in part) for the intellectual-property assignment under the IP Transfer Agreement. Neither Party shall assert a contrary position in any tax, accounting, or financial-reporting context.

7.5 Notices. All notices required hereunder shall be in writing and shall be delivered to the Parties at the addresses set forth on the signature page or to such other address as a Party may designate by written notice.

7.6 Entire Agreement; Amendment. This Agreement, together with the Statements of Work and Schedules executed hereunder, constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by both Parties.

7.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts (including by PDF or electronic signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CUSTOMER:

SDR DRONE INC. (formerly known as Hallmark Venture Group, Inc.) a Florida corporation

By:
Name:	[Officer Name]
Title:	[Title]
Date:
Address:	1800 N Town Center Drive, Suite 100
Las Vegas, Nevada 89144

SERVICE PROVIDER:

SUNDORI DRONE CO., LTD. a corporation of the Republic of Korea

By:
Name:	Cho Soon-sik
Title:	Chief Executive Officer
Date:
Address:	947 Hanam-daero, Hanam-si, Gyeonggi-do, Republic of Korea

SCHEDULES

The following Schedules are to be completed and attached by the Parties from time to time. The absence of any Schedule shall not affect the validity or enforceability of this Agreement, provided that the relevant Statement of Work specifies the agreed terms in lieu thereof. Schedule A Rate Methodology Template — categories of personnel, basis of charge (hourly, daily, lump-sum), arm’s-length benchmarking methodology, and standard cost-recovery components. Actual rates to be determined per Statement of Work. Schedule B Per-Jurisdiction Specific Adaptations — country-specific environmental, regulatory, language, and integration requirements identified from time to time (including for the UAE, Poland, Turkey, the United States, Cambodia, Mongolia, Bangladesh, Japan, India, Thailand, and other Licensed Territories). Schedule C Expense Policy — per diem, lodging caps, class of travel, visa, and in-country logistics reimbursement standards. Schedule D Form of Statement of Work — template specifying deliverables, timeline, acceptance criteria, personnel and rates, payment milestones, and engagement-specific supplemental terms. Schedule E Source-Code and Know-How Escrow Terms — escrow agent, deposit composition, release triggers, and beneficiary rights. Schedule F Export-Control Classification Matrix — U.S. EAR / ITAR and Korean Foreign Trade Act classification methodology and per-engagement determinations.